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                                                                     EXHIBIT 3.1


                         CERTIFICATE OF INCORPORATION
                                       OF
                                MAGNACASH, INC.
                             A DELAWARE CORPORATION

                     (PURSUANT TO SECTIONS 228, 242 AND 245
                    OF THE DELAWARE GENERAL CORPORATION LAW)

                                   ARTICLE I

      The name of the corporation is Magnacash, Inc. (the "Corporation").

                                   ARTICLE II

      A. The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      B.  The name and mailing address of the sole incorporator is as follows:

                  Katherine R. Perkins
                  c/o Morrison & Foerster LLP
                  425 Market Street
                  San Francisco, CA  94105-2482

                                  ARTICLE III

      The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

      The Corporation is authorized to issue two classes of stock to be designated common stock ("Common Stock") and preferred stock ("Preferred Stock"). The number of shares of Common Stock authorized to be issued is Seventy-Five Million (75,000,000), par value $0.001 per share. The number of shares of Preferred Stock authorized to be issued is Ten Million (10,000,000), par value $0.001 per share.

      Prior to the earliest of (i) the date that is the first anniversary of the date that Cybergold, Inc. ("Cybergold"), ceases to be the sole holder of outstanding shares of Common Stock, (ii) the date the Securities and Exchange Commission or successor organization declares effective a registration statement on Form S-1 or Form S-3 or successor form regarding an offering of shares of Common Stock the issuance of which would have the effect increasing the number of shares of Common Stock outstanding by eighty percent (80%) or more, or (iii) such

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date as determined by the board of directors of the corporation in its sole discretion, Common Stock may not be, directly or indirectly, sold, transferred, assigned, pledged, exchanged, hypotheticated, gifted or otherwise disposed of except: (A) by Cybergold or its successor, in connection with the initial distribution by Cybergold of Common Stock to the holders of Cybergold's common stock, as of a record date prior to August 3, 2000, (B) from any holder of Common Stock that is a natural person to (i) such stockholder's spouse or children, (ii) to any trust solely for the benefit of such stockholder or the children or spouse of such stockholder or (iii) to any party pursuant to applicable laws of descent and distribution and (C) from any holder of Common that is a corporation, limited liability company, limited partnership or general partnership to any affiliate (as defined under Rule 405 of the Securities Act of 1933, as amended).

      Preferred Stock may be issued from time to time in one or more series, without further stockholder approval. The Board of Directors is hereby authorized, in the resolution or resolutions adopted by the Board of Directors providing for the issue of any wholly unissued series of Preferred Stock, within the limitations and restrictions stated in this Certificate of Incorporation, to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, preemptive rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                   ARTICLE V

      Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

                                   ARTICLE VI

      The number of directors which shall constitute the whole of the Board of Directors shall initially be three (3). With the exception of the first Board of Directors, which shall be elected by the incorporator, the number of directors of the Corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors.

                                  ARTICLE VII

      Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                  ARTICLE VIII

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      Except as otherwise provided in this Certificate of Incorporation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of the stockholders of the Corporation, and no action required to be taken or that may be taken at any annual or special meeting of the stockholders of the Corporation may be taken by written consent.

                                   ARTICLE IX

      A director of the Corporation shall, to the fullest extent permitted by the General Corporation Law as it now exists or as it may hereafter be amended, not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law is amended, after approval by the stockholders of this Article, to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.

      Any amendment, repeal or modification of this Article IX, or the adoption of any provision of this Certificate of Incorporation inconsistent with this
Article IX, by the stockholders of the Corporation shall not apply to or adversely affect any right or protection of a director of the Corporation existing at the time of such amendment, repeal, modification or adoption.

                                   ARTICLE X

      In addition to any vote of the holders of any class or series of the stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal any provision of this Certificate of Incorporation not specified in the preceding sentence.


                                   ARTICLE XI

      To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) agents of the Corporation (and any other persons to which General Corporation Law permits the Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and

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advancement otherwise permitted by Section 145 of the General Corporation Law, subject only to limits created by applicable General Corporation Law (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders, and others.

      Any amendment, repeal or modification of the foregoing provisions of this
Article XI shall not adversely affect any right or protection of a director, officer, agent, or other person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to, such amendment, repeal or modification.

      I, the undersigned, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and, accordingly, have hereunto set my hands this 1st day of August, 2000.




                                          ----------------------------
                                          Katherine R. Perkins
                                          Sole Incorporator

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